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                                                                   EXHIBIT 10.2


                   PEMCO EXECUTIVE DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

        This nonqualified Deferred Compensation Plan (the "Plan") for eligible management or highly-compensated employees of PEMCO Life Insurance Company, PEMCO Insurance Company, Evergreen Bank, PEMCO Corporation, and PEMCO Mutual Insurance Company (all of which are referred to hereinafter as the "Employer") is designed to permit eligible management or highly-compensated employees of the Employer to defer a portion of their Compensation earned in any calendar year.

                                   ARTICLE II

                                   DEFINITIONS

        2.1 Administrator. "Administrator" of the Plan means the Administrative Committee appointed by the Board.

        2.2 Board. "Board" means each Employer's Board of Directors.

        2.3 Committee. "Committee" means the Administrative Committee appointed by the Board.

        2.4 Compensation. "Compensation" means, for purposes of this Plan, an Eligible Employee's total salary or wages, bonuses and overtime from the Employer, before any salary reduction contributions to the Employer's Internal Revenue Code Section 401(k) Plan and the Employer's Internal Revenue Code
Section 125 flexible benefits plan, if any, but excluding Employer contributions to any retirement plan, and payments by the Employer (other than



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Section 125 contributions) on account of medical, disability and life insurance.

        2.5 Effective Date. The "Effective Date" of the Plan is January 1, 1999.

        2.6 Eligible Employee. "Eligible Employee" means an employee who is selected by the Committee from among the group of management or highly compensated employees of the Employer.

        2.7 Participant. "Participant" means any Eligible Employee.

        2.8 Plan. "Plan" means the PEMCO Executive Deferred Compensation Plan as contained in this document, and as amended from time to time, plus any administrative rules or regulations adopted by the Committee.

        2.9 Plan Year. "Plan Year" means the calendar year, beginning with the 1999 calendar year.

                                  ARTICLE III

                              DEFERRED COMPENSATION

        Annually on or before December 31, an Eligible Employee may irrevocably elect in writing on a form provided by the Employer to defer an amount of his or her Compensation for the following Plan Year which does not exceed 20% of his or her Compensation for that year. Any change of election with respect to future years' Compensation must be filed with the Employer prior to the end of the Plan Year preceding the Plan Year in which the change is to take effect.

        Notwithstanding the previous paragraph, a new Eligible Employee who first becomes eligible to participate in the Plan may elect to defer receipt of a portion of his or her Compensation payable for the remainder of the initial Plan Year of eligibility in an amount not to



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exceed 20% of that Compensation. That election must be made in writing within thirty (30) days after the Eligible Employee is notified of his or her eligibility to participate in this Plan, and shall be irrevocable as to any Compensation payable in the remainder of the Plan Year.

                                   ARTICLE IV

                        FORM AND TIME OF BENEFIT PAYMENT

        A Participant's Plan benefits shall be 100% vested and nonforfeitable at all times. A Participant (or if a Participant dies before payments commence, a deceased Participant's beneficiary) shall be entitled to a distribution of his or her Plan benefits upon the occurrence of the earliest of a future date specified by the Participant in his or her initial election to defer Compensation, or the Participant's death, Permanent Disability as defined in Paragraph 9.7, retirement, or termination of employment. The Participant or his or her beneficiary must irrevocably elect in writing to receive the Participant's Plan benefits in the form of:

           a. a single lump sum payment, or

           b. installment payments over a period not to exceed ten (10) years.

        Such election must be delivered to the Committee no more than sixty (60) calendar days after the earliest to occur of the future date specified by the Participant in his or her initial election to defer Compensation, or the Participant's termination of employment, retirement, Permanent Disability, or death. If the Participant or beneficiary fails to elect a form of payment within such time, the Participant's Plan benefits shall be paid in the form of annual installment payments over a period of three years. Payment(s) shall commence within thirty (30) calendar days after the sixty (60) day election period ends. Notwithstanding the foregoing, if a Participant is receiving installment payments and dies before all installments have been paid, the



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Participant's beneficiary shall be paid the Participant's remaining installment payments.

                                    ARTICLE V

                                EARNINGS CREDITED

        All amounts deferred under the Plan shall be credited to an Employer recordkeeping account on behalf of the Participant, and such account shall be credited quarterly with a deemed rate of earnings equal to the rate of return on ninety (90) day U.S. Treasury Bills determined as of the last day of each calendar quarter.

                                   ARTICLE VI

                                  BENEFICIARIES

        6.1 Designation. Any amount due to a Participant which is unpaid upon his or her death shall be paid to the beneficiary designated by him or her on a form provided by the Employer and filed with the Employer. The designated beneficiary may be changed from time to time by filing a new beneficiary designation with the Employer. The designation last filed will control.

        6.2 Failure to Designate a Beneficiary. If a Participant fails to designate a beneficiary or if the person or persons designated on the beneficiary designation predecease the Participant and the beneficiary designation form does not indicate who receives the amount due, the amount owing shall be paid to the following in the order named:

        a.      Surviving spouse;

        b.      Surviving descendants, per stirpes;

        c.      Surviving parents in equal shares;

        d. Surviving brothers and sisters, in equal shares, provided that the share of a



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                sibling who is then deceased shall be paid to his or her then living descendants, per stirpes; and

        e.      Executors or administrators.

        6.3 Payment to a Beneficiary. Payment of a Participant's Plan benefits to the beneficiary of a deceased Participant shall be made in accordance with
Article IV.

                                  ARTICLE VII

                                 ADMINISTRATION

        The Committee is the Administrator of this Plan. The construction and interpretation by the Committee of any provision of this Plan shall be final, conclusive and binding upon all parties. The Committee shall have the power and authority in its sole discretion to adopt, interpret, alter, amend or revoke rules and regulations necessary to assist it in the administration of the Plan, and to delegate ministerial duties and employ such outside professionals as may be required for prudent administration of the Plan. Expenses of administration of the Plan shall be borne by the Employer and no part thereof shall be payable directly by the Participants. Expenses incurred in the acquisition of investments, such as commissions, may not be payable by the Employer, but may reduce the Participant's account balance.

        Social Security ("FICA") taxes are due on the Participant's deferrals at the time of deferral. The Employer shall withhold applicable FICA taxes at the appropriate times from the Participant's non-deferred compensation.



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                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

        8.1 Amendment. The Board of Directors of PEMCO Mutual Insurance Company shall have the right to amend the Plan at any time and from time to time, in whole or in part. That Board shall notify each Participant in writing of any Plan amendment.

        8.2 Termination. Although the Employer has established this Plan with a bona fide intention and expectation to maintain the Plan indefinitely, the Employer may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, all deferrals shall cease. The Employer shall retain all prior deferrals until each Participant's payment commences under Article IV.

                                   ARTICLE IX

                                  MISCELLANEOUS

        9.1 Representations. The Employer does not represent or guarantee that any particular federal or state income, payroll, or personal property or other tax consequence will result from participation in the Plan. A Participant should consult with his or her tax advisor to determine the tax consequences of his or her participation.

        9.2 Limitation of Rights; Employment Relationship. Nothing contained herein shall be construed as giving a Participant or other person any legal or equitable right against the Employer except as provided in the Plan, or create a right in the Participant to remain under contract with the Employer, nor will it interfere with the right of the Employer to discharge or otherwise deal with a Participant without regard to the existence of the Plan.

        9.3 Assignment. No amounts deferred hereunder shall be assignable in whole or in



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part, either by voluntary or involuntary act or operation of law. Rights hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, and such rights may not be subject to the debts, contracts, liabilities, engagements or torts of the Participant or his or her beneficiary.

        9.4 Unsecured Benefit. The unpaid balance of any account maintained pursuant to this Plan is an unsecured, general obligation of the Employer. All amounts deferred hereunder remain the unrestricted assets of the Employer. Any assets purchased shall remain the sole property of the Employer subject to the claims of its general creditors and shall be available for the Employer's use for whatever purpose desired. No Participant hereunder shall have any right other than the unsecured promise of the Employer to pay deferred Compensation in the future. No Participant has ownership rights with respect to any asset of the Employer by reason of his or her participation in this Plan.

        9.5 Severability. If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

        9.6 Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of Washington. Venue shall also be in the State of Washington.

        9.7 Definition of Permanent Disability. "Permanent Disability," for purposes of this Plan, means that the Participant, by reason of physical or mental disability, is incapable of performing the duties of his customary position with the Employer, and such disability has continued for a period of at least 120 consecutive days in any 12-month period and is expected to



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be of a long duration or to result in death. Permanent Disability shall be established by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Committee, and the third by the two physicians selected by the Participant and the Committee.

                                    ARTICLE X

                                CLAIMS PROCEDURE

        If a Participant disagrees with the information or computations in connection with any benefits paid pursuant to Article IV, or the Plan Administrator fails to make payments to which the Participant believes he or she is entitled under the terms of this Plan, the Participant may make a claim to the Plan Administrator. A claim must be in the form of a letter stating the basis of the disagreement and include all relevant facts and information. The Participant shall be advised of the acceptance or rejection of a claim within ninety (90) days after the claim is received, unless special circumstances require an extension of time for processing the claim. If the Plan Administrator requires an extension, written notice of the extension stating the special circumstances requiring the extension of time and the date by which the Plan Administrator will make a final decision shall be furnished to the Participant prior to the end of the initial ninety (90) day period. The extension may not exceed an additional period of ninety (90) days.

        If the claim is denied, the Plan Administrator shall state in detail:

        1.      the specific reasons for the denial;

        2.      the specific Plan provisions upon which the denial is based;

        3. any additional material or information which the Participant may provide which would entitle the Participant to the benefits claimed; and



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        4.      an explanation of why such material or information is necessary.

The notice of denial must also explain the steps to be taken if the Participant or a beneficiary wishes to submit a claim for review. If notice of denial of the initial claim is not furnished within the time period allowed above, the claim shall be deemed denied and the Participant may proceed to request a review of the denied claim.

        A claim for review by the Plan Administrator must be submitted within sixty (60) days after the date the initial claim is denied. A request for review of a denied claim must include a statement of the reasons the claim should be allowed. The Participant or an authorized representative may examine any documents the Plan Administrator has in its files and will use in reaching a decision, and may also submit additional written comments to the Plan Administrator which support the claim.

        The Plan Administrator shall advise the Participant or beneficiary of its decision in writing within sixty (60) days following receipt of the request for review, unless special circumstances require an extension of time for processing. If the Plan Administrator requires an extension, written notice of the extension stating the special circumstances requiring the extension of time and the date by which the Plan Administrator will make a final decision shall be furnished to the Participant prior to the end of the initial sixty (60) day period. The extension may not exceed an additional period of ninety (90) days.

        The Plan Administrator's decision on review shall be in writing and include specific reasons for the decision, as well as specific references to the Plan provisions upon which the



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decision is based. The decision of the Plan Administrator is final and subject to no further appeal or review.

        IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized representatives this 17th day of December, 1998.


                                             PEMCO LIFE INSURANCE COMPANY



                                             By /s/ Stan W. McNaughton
                                                --------------------------------
                                                Its  President
                                                     ---------------------------


                                             PEMCO INSURANCE COMPANY


                                             By /s/ Stan W. McNaughton
                                                --------------------------------
                                                Its  President
                                                     ---------------------------


                                             EVERGREEN BANK


                                             By /s/ Gerald O. Hatler
                                                --------------------------------
                                                Its  President
                                                     ---------------------------



                                             PEMCO CORPORATION


                                             By /s/ Stan W. McNaughton
                                                --------------------------------
                                                Its  President
                                                     ---------------------------


                                             PEMCO MUTUAL INSURANCE COMPANY


                                             By /s/ Stan W. McNaughton
                                                --------------------------------
                                                Its  President
                                                     ---------------------------




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